UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 14, 2018

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security-Holders

The following is a summary of how the 21,714,946 shares were voted at the Annual Meeting of Stockholders of Research Frontiers Incorporated (Nasdaq: REFR) held at the corporation’s headquarters on June 14, 2018 on the various proposals voted upon and adopted at the Annual Meeting.

For the election of Gregory G. Grimes as a Class I member of the Company’s Board of Directors, 7,259,799 shares voted in favor of election, 768,473 shares were withheld, and 13,686,674 shares were Broker Non-Votes.

For the election of Joseph M. Harary as a Class I member of the Company’s Board of Directors, 6,894,144 shares voted in favor of election, 1,134,128 shares were withheld, and 13,686,674 shares were Broker Non-Votes.

For the ratification of the appointment of BDO USA, LLP as independent registered accountants of the Company for the fiscal year ending December 31, 2018, 20,684,934 shares were voted in favor of appointment, 279,859 shares were voted against appointment, and 750,153 shares abstained from voting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	Chief Financial Officer

Dated: June 14, 2018